EXHIBIT 8(f)(6)

AMENDED SCHEDULE A TO PARTICIPATION AGREEMENT

DATED AUGUST 8, 2016 (NATIONWIDE)

SCHEDULE A

TO

PARTICIPATION AGREEMENT

AMONG

NATIONWIDE VARIABLE INSURANCE TRUST,

NATIONWIDE FUND DISTRIBUTORS, LLC

AND

TRANSAMERICA LIFE INSURANCE COMPANY

DATED

MAY 1, 2007

SEPARATE ACCOUNTS, PRODUCTS, FUNDS

Effective as of August 8, 2016

Separate Account:

PFL Corporate Account One

Separate Account VA X

Product:

Advantage V

Transamerica Advisor EliteSM Variable Annuity

Fund:

NVIT International Index Fund

NVIT Emerging Markets Fund